UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 2, 2015
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)     On March 2, 2015, the Board of Directors of Newell Rubbermaid Inc. (the “Company”) adopted amendments to the Company’s By-Laws. The amendment, among other things, permits record holders who have held at least a fifteen percent (15%) net long position in the outstanding common stock of the Company for at least one year to call a special meeting of stockholders. The amendment contains certain customary limitations and timing mechanisms that are intended to avoid the cost and distraction that would result from multiple stockholder meetings being held in a short time period.
     The above description of the amendment is not complete and is qualified in its entirety by reference to the Company’s By-Laws, as amended, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
Exhibit 3.2    By-Laws of Newell Rubbermaid Inc., as amended March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2015                NEWELL RUBBERMAID INC.

By:    /s/ John K. Stipancich
John K. Stipancich
Executive Vice President, Chief Financial Officer and General Counsel
and Corporate Secretary